EMULEX

How To Vote

To reject Broadcom's tender offer and related consent solicitation, stockholders do NOT need to take any action on the GOLD colored card that you may have received from Broadcom. You do not need to fill out their card or mail it. You can put it in the recycling bin.

Instead, Emulex stockholders should sign and return the **WHITE** consent revocation card provided by Emulex. Instructions on how to complete that card are below. Filling out and mailing this card will enable Emulex to keep informed of stockholder sentiment. Also, if you have filled out and mailed a GOLD card but wish to revoke it, completing and mailing our **WHITE** card will accomplish that for you. If you have any questions or require assistance, please contact our proxy solicitor, MacKenzie Partners, by calling toll-free at 1-800-322-2885 or collect at 1-212-929-5500. Thank you.

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THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES.

[illegible]

PROPOSALS OF BROADCOM CORPORATION

PROPOSAL 1: Amend Section 2.3 of the amended and restated bylaws of the Company (the "Bylaws") to authorize stockholders who own, individually or in the aggregate, 10% or more of the Company's issued and outstanding Shares to call a special meeting of stockholders.

☑ **YES, REVOKE MY CONSENT**

☐ **NO, DO NOT REVOKE MY CONSENT**

PROPOSAL 2: [illegible]

☑ **YES, REVOKE MY CONSENT**

☐ **NO, DO NOT REVOKE MY CONSENT**

PROPOSAL 3: Amend the advance notice bylaw in Section 3.18 of the Bylaws to limit its application to stockholder nominations for elections to the Board at annual meetings of the stockholders.

☑ **YES, REVOKE MY CONSENT**

☐ **NO, DO NOT REVOKE MY CONSENT**

PROPOSAL 4: Amend Section 2.7 of the Bylaws to require the Board to fix a record date for any special meeting of stockholders called in response to the written request of one or more stockholder(s) within ten days of receipt of such request.

☑ **YES, REVOKE MY CONSENT**

☐ **NO, DO NOT REVOKE MY CONSENT**

PROPOSAL 5: Repeal any amendments to the Bylaws adopted by the Board on or after January 15, 2009.

☑ **YES, REVOKE MY CONSENT**

☐ **NO, DO NOT REVOKE MY CONSENT**

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES FOR ALL PROPOSALS.

UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: June 18, 200 9

Print Name: John Doe

Signature (Title, if any): John Doe

Signature (if held jointly):

Title or Authority:

Please sign in the same form as your name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.